Exhibit (a)(1)(C)

ELECTION TO PARTICIPATE AND EXERCISE WARRANTS PURSUANT TO OFFER TO
EXERCISE COMMON STOCK OF AYTU BIOSCIENCE, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M. (EASTERN TIME)
ON THE EVENING OF FEBRUARY 27, 2017, OR SUCH LATER TIME AND DATE TO WHICH
THE OFFER IS EXTENDED.

The Depository Agent for the Offer is:

VSTOCK TRANSFER, LLC

18 Lafayette Place, Woodmere, NY 11598
Email: dwac@vstocktransfer.com
Phone: (212) 828-8436
Facsimile: (646) 536-3179.

This Election to Participate and Exercise Warrants is provided to holders of record of (i) outstanding warrants to purchase 1,733,322 shares of the Company’s common stock issued to investors participating in the Company’s financing in May 2016, with an exercise price of $6.00 per share (the “May 2016 Warrants”), and (ii) outstanding warrants to purchase 6,020,245 shares of the Company’s common stock issued to investors participating in the Company’s financing in October 2016, with an exercise price of $1.86 per share (the “October 2016 Warrants” and together with the May 2016 Warrants, the “Original Warrants”) in connection with the Offer to Exercise to Purchase Common Stock of Aytu BioScience, Inc. (the “Company”) dated January 27, 2017, as may be amended or supplemented (the “Offer to Exercise”). Capitalized terms not otherwise defined in this Election to Participate and Exercise Warrants shall have the meanings ascribed to them in the Offer to Exercise. The undersigned holder of May 2016 Warrants and/or October 2016 Warrants, as the case may be, hereby:

1.	Elects to participate in the Offer to Exercise and exercise Original Warrants to purchase the following shares at the temporarily reduced exercise price of $0.75 per share:

A. Shares purchased in respect of May 2016 Warrants (Symbol: AYTUW CUSIP: 054754130):
B. Shares purchased in respect of October 2016 Warrants (Symbol: AYTUZ CUSIP: 054754148):
C. Total shares purchased in respect of Original Warrants:	(i.e. sum of A and B)
2.	Elects to exercise and purchase the number of shares of common stock of the Company issuable upon exercise of the Original Warrants listed in Section 1 above and to deliver the aggregate exercise price in cash of:

A. Aggregate exercise price:	$ (i.e., $0.75 x the number of shares of common stock you elect to purchase pursuant to all of your Original Warrants as set forth on line 1(C) above.)

3.	Requests such shares be delivered via DWAC to:

A. Name of DTC Participant (broker-dealer at which account is to be credited with shares):
B. DTC Participant number:
C. Name of account at DTC Participant to be credited with shares:
D. Account number at DTC Participant to be credited with shares:
Alternatively, if you wish to receive your share in certificated form check E and fill out F, G, and H below.
E.	Deliver shares in certificate form ☐

F. Name (exact name of beneficial holder – may use a nominee name if appropriate):
G. Mailing Address (mailing address of beneficial holder):
H. Tax ID (Tax ID or SSN of beneficial holder):

May 2016 Warrants and/or October 2016 Warrants, as the case may be, together with a properly completed Election to Participate and Exercise Warrants and any other documents required hereby, must be delivered to the Depositary Agent and not to the Company nor to the Warrant Solicitation Agents. ANY DOCUMENTS DELIVERED TO THE COMPANY OR THE WARRANT SOLICITATION AGENTS WILL NOT BE FORWARDED TO THE DEPOSITARY AGENT OR CONSIDERED DELIVERED TO THE DEPOSITARY AGENT AND WILL NOT BE DEEMED TO BE VALIDLY DELIVERED.

If there is inadequate space in any box above, list the information on a separate signed sheet and attach it to this Election to Participate and Exercise Warrants.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1. To accept the Offer to Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Participate and Exercise Warrants.

2. If the undersigned elects to participate in the Offer to Exercise and the conditions to the Offer to Exercise are satisfied prior to the Expiration Date, then immediately following the Expiration Date the undersigned will automatically exercise the undersigned’s Original Warrants at the temporarily reduced exercise price of $0.75 per share.

3. If the undersigned elects not to participate in the Offer to Exercise with respect to any of its Original Warrants, then the exercise price and the other terms of the undersigned’s May 2016 Warrants and/or October 2016 Warrants, as the case may be, not tendered in the Offer to Exercise will remain unmodified, with an exercise price of $6.00 and $1.86 per share, respectively.

4. If the undersigned chooses to participate in the Offer to Exercise and execute and deliver this Election to Participate and Exercise Warrants along with the aggregate exercise price applicable to the undersigned’s Original Warrants, the Company will place the aggregate exercise price funds into a separate non-interest bearing escrow account established by VStock Transfer, LLC, as depositary agent, until the Expiration Date. Under no circumstances will interest be paid on the exercise price of the Original Warrants, regardless of any extension of, or amendment to, the Offer to Exercise or any delay in issuing common stock upon the exercise of the Original Warrants.

5. By exercising the Original Warrants pursuant to the procedure described in the Offer to Exercise and in the instructions to this Election to Participate and Exercise Warrants, the undersigned accepts the terms and conditions of the Offer to Exercise and understands that the acceptance of Original Warrants by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Exercise.

6. The Company has advised the undersigned to consult with the undersigned’s own legal, tax, accounting and financial advisors as to the consequences of participating or not participating in the Offer to Exercise.

7. The undersigned understands that this Offer to Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Exercise would not be in compliance with the laws of such jurisdiction.

8. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exercise, this Election to Participate and Exercise Warrants is irrevocable.

9. Upon request, the undersigned will execute and deliver any additional documents deemed by the Company or the Depositary Agent to be necessary or desirable to complete the exercise of the Original Warrants pursuant to the Offer to Exercise.

10. The undersigned acknowledges that all questions as to the number of Original Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Original Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Original Warrants it determines not to be in proper form or to reject those Original Warrants, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer to Exercise and any defect or irregularity in the tender of any particular Original Warrants, and the Company’s interpretation of the terms of the Offer to Exercise (including these instructions) will be final and binding on all parties, subject to the judgments of any court. No tender of Original Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

By completing the Offer to Exercise and returning this signature page, the undersigned’s Original Warrants will be deemed exercised in accordance with the terms and conditions of the Original Warrants as modified by the Offer to Exercise.

If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate and Exercise proper evidence of the authority of such person to act in such capacity.

Date: , 2017	By: (Signature) (Print name) (Title, if holder is not a natural person)
Address:
Telephone:
Fax:
Tax ID/SSN:

INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of 11:59 PM Eastern Time February 27, 2017, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent exercises. By execution of this Election to Participate and Exercise Warrants, you waive any right to receive any notice of the acceptance of the Original Warrants, except as provided in the Offer to Exercise. To effect your acceptance of the Offer to Exercise you must:

1.	Complete, sign and return this Election to Participate and Exercise Warrants.
2.	Tender your Original Warrants
3.	Pay the exercise price applicable to your Original Warrants ($0.75 x the number of shares of common stock you elect to purchase pursuant to the Original Warrants) by check payable to “VStock Transfer, LLC, A.A.F. Aytu BioScience, Inc.” or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Participate and Exercise Warrants, Original Warrants, and the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before the Expiration Date of 11:59 p.m. (Eastern Time) on the evening of February 27, 2017, as may be extended by the Company in its sole discretion. The method of delivery of all documents is at the election and risk of the tendering warrant holder, and the delivery will be deemed made only when actually received by the Depositary Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ADDRESS FOR DELIVERY OF ACCEPTANCE AND EXERCISE DOCUMENTS (i.e., ITEMS 1- 3 ABOVE):	VStock Transfer, LLC 18 Lafayette Place, Woodmere, NY 11598 Attn: Joe Mele Email: dwac@vstocktransfer.com Phone: (212) 828-8436 Facsimile: (646) 536-3179
WIRE TRANSFER INSTRUCTIONS FOR EXERCISE PRICE OF ORIGINAL WARRANTS:*	VStock Transfer, LLC ABA Routing No. 021000089 SWIFT CODE: CitiUS33 Account Name: Aytu BioScience, Inc. Account Number: 6780050144 Reference: [insert name of beneficial holder]
* MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS
ADDRESS FOR DELIVERY OF CHECKS FOR EXERCISE PRICE OF ORIGINAL WARRANTS:**	VStock Transfer, LLC 18 Lafayette Place Woodmere, NY 11598 Attn: Joe Mele
** CHECK MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS AND BE MADE PAYABLE TO “VSTOCK TRANSFER, LLC”

DELIVERY OF THE ITEMS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.